Exhibit (j)(2)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
The Yacktman Funds, Inc.:

In our opinion, the statement of changes in net assets for the year ended December 31, 2007 and the financial highlights for each of the years ended December 31, 2004 through December 31, 2007 [appearing on pages 28-33 of the Annual Report to the Board of Directors and Shareholders of The Yacktman Funds, Inc. for the year ended December 31, 2008], which have been incorporated by reference in this registration statement, present fairly, in all material respects, the changes in net assets of the Funds for the year ended December 31, 2007, and its financial highlights for each of the years ended December 31, 2004 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the management of the Yacktman Funds, Inc.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 21, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 21, 2008, relating to the statement of changes in net assets for the year ended December 31, 2007 and the financial highlights for each of the years ended December 31, 2004 through December 31, 2007 of The Yacktman Funds, Inc., which appear in the Annual Report to the Board of Directors and Shareholders of The Yacktman Funds, Inc. for the year ended December 31, 2008, which have been incorporated by reference in this registration statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 29, 2008